Exhibit (d)(2)

Schedule A

Dated October 5, 2017, as last revised August 31, 2021

to the

Investment Advisory Agreement dated October 5, 2017

by and between KraneShares Trust and Krane Funds Advisors, LLC

Fund Name	Effective Date	Advisory Fee
KraneShares CICC China Leaders 100 Index ETF (Formerly KraneShares Zacks New China ETF which formerly KraneShares CSI New China ETF which was formerly KraneShares CSI China Five Year Plan ETF)	10/5/2017	0.68%
KraneShares CSI China Internet ETF	10/5/2017	0.68%
KraneShares Bosera MSCI China A Share ETF	10/5/2017	0.78%
KraneShares Bloomberg Barclays China Bond Inclusion Index ETF (formerly, KraneShares E Fund China Commercial Paper ETF)	10/5/2017	0.68%
KraneShares MSCI All China Index ETF (formerly, KraneShares FTSE Emerging Markets Plus ETF)	10/5/2017	0.68%
KraneShares MSCI China Clean Technology Index ETF (formerly KraneShares MSCI China Environment Index ETF)	10/12/2017	0.78%
KraneShares Emerging Markets Consumer Technology Index ETF	10/11/2017	0.78%
KraneShares MSCI One Belt One Road Index ETF	10/5/2017	0.78%
KraneShares China Credit Index ETF (formerly, KraneShares Bloomberg Barclays China Aggregate Bond Inclusion Index ETF)	5/21/2020	0.68%
KraneShares Asia Pacific High Yield Bond ETF (formerly, KraneShares CCBS China Corporate High Yield Bond USD Index ETF)	6/26/2018	0.68%
KraneShares MSCI All China Consumer Discretionary Index ETF		0.78%
KraneShares MSCI All China Consumer Staples Index ETF		0.78%
KraneShares MSCI All China Health Care Index ETF	1/31/2018	0.78%
KraneShares Emerging Markets Healthcare Index ETF	8/29/2018	0.78%
KraneShares Electric Vehicles and Future Mobility Index ETF	1/18/2018	0.68%
KraneShares MSCI China A Hedged Index ETF		0.78%
KraneShares Asia Robotics and Artificial Intelligence Index ETF		0.78%
KraneShares MSCI Emerging Markets ex China Index ETF	4/12/2019	0.58%
Quadratic Interest Rate Volatility and Inflation Hedge ETF	5/13/2019	0.99%
KFA Large Cap Quality Dividend Index ETF	6/11/2019	0.40%
KFA Small Cap Quality Dividend Index ETF	6/11/2019	0.50%
KraneShares Global Carbon ETF (formerly KFA Global Carbon ETF)	7/29/2020	0.78%
KFA Dynamic Fixed Income ETF	12/06/2019	0.45%
KraneShares CICC China 5G & Semiconductor Index ETF	11/23/2020	0.78%
KraneShares CICC China Consumer Leaders Index ETF	12/08/2020	0.68%
KraneShares MSCI China ESG Leaders Index ETF	7/28/2020	0.58%
KraneShares SSE Star Market 50 Index ETF	1/26/2021	0.88%
KFA Value Line Dynamic Core Equity Index ETF	11/23/2020	0.55%
KraneShares Hang Seng TECH Index ETF		0.75%
KFA Mount Lucas Index Strategy ETF	12/01/2020	0.89%
Quadratic Deflation ETF		0.99%
KraneShares China Innovation ETF		0.99%
KraneShares European Carbon Allowance ETF		0.78%
KraneShares California Carbon Allowance ETF		0.78%
KraneShares Eastern US Carbon ETF		0.78%